Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-72724, File No. 333-40520 and File No. 333-116402) of Private Business, Inc. of our report dated April 19, 2006, relating to our audit of the consolidated financial statements of KVI Capital, Inc., which appears in the Current Report on Form 8-K of Private Business, Inc. dated April 26, 2006.
/s/ Grant Thornton, LLP
Raleigh, North Carolina
April 24, 2006